                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 22, 2002, except as to the stock split described in Note 13 which is as of August 5, 2004, relating to the financial statements and financial statement schedule of PeopleSupport, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
August 11, 2004